UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 26, 2006 (October 26, 2006)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
Executive Compensation. On October 24, 2006, the compensation committee of the board of directors of Genesco Inc. set annual base salaries and target incentive awards under the Company’s EVA Incentive Plan for the fiscal year ending February 2, 2008, for executive officers of the Company. The EVA Incentive Plan was filed as Exhibit 10(h) to the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005. The committee also granted to its executive officers options to purchase shares of the Company’s common stock at $38.14 per share, the closing price of the common stock on the New York Stock Exchange on the grant date, and restricted stock under the Company’s 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on June 28, 2005. The restricted stock grants will vest in four equal annual installments, beginning on the first anniversary of the grant date, subject to the recipient’s continued employment. The stock options become exercisable in four equal annual installments beginning on the first anniversary of the grant date, subject to the recipient’s continued employment and expire on the tenth anniversary of the grant date.
The following table sets forth annual base salaries, target incentive awards, restricted stock grants and stock option grants to executive officers included in the compensation committee’s action:

Name and Title of	Fiscal 2008	Fiscal 2008
Executive Officer	Base Salary	Target Incentive	Restricted Stock	Stock Options
Hal N. Pennington Chairman			26,469 shares vesting in four
and Chief Executive Officer	$750,000	$598,958	equal annual installments	17,547
Robert J. Dennis President			14,758 shares vesting in four
and Chief Operating Officer	$575,000	$402,500	equal annual installments	9,784
Jonathan D. Caplan			6,737 shares vesting in four
Senior Vice President	$300,000	$180,000	equal annual installments	4,466
James C. Estepa			11,566 shares vesting in four
Senior Vice President	$515,000	$309,000	equal annual installments	7,667
James S. Gulmi
Senior Vice President-Finance and Chief Financial Officer	$365,000	$219,000	8,197 shares vesting in four equal annual installments	5,434
John W. Clinard
Senior Vice President-Administration and Human Resources	$245,000	$122,500	4,402 shares vesting in four equal annual installments	2,918
Kenneth Kocher			6,737 shares vesting in four
Senior Vice President	$280,000	$168,000	equal annual installments	4,466

Name and Title of	Fiscal 2008	Fiscal 2008
Executive Officer	Base Salary	Target Incentive	Restricted Stock	Stock Options
Roger G. Sisson
Senior Vice President, Secretary and General Counsel	$260,000	$130,000	5,005 shares vesting in four equal annual installments	3,318
Mimi Eckel Vaughn
Senior Vice President-Strategy and Business Development	$245,000	$122,500	4,402 shares vesting in four equal annual installments	2,918
On October 25, 2006, the Company entered into an Employment Protection Agreement with Kenneth Kocher, senior vice president of the Company. The Employment Protection Agreement provides for continuation of Mr. Kocher’s employment for three years following a “Change in Control,” as defined therein. The agreement is on substantially the same terms as agreements previously entered into between the Company and each of its vice presidents and senior vice presidents. The form of agreement was filed as Exhibit (10)p to the Annual Report on Form 10-K for the year ended February 1, 1997.
Director Restricted Stock Grants. On October 25, 2006, acting on the recommendation of the compensation committee, the board of directors authorized grants under the 2005 Equity Incentive Plan of restricted stock to occur on February 5, 2007, to certain non-management directors who elected to exchange all or a portion of their cash retainers and committee chairman’s fees for fiscal 2008 for the restricted shares. The restricted shares are to be issued to a director in a number equal to the total amount of cash retainer and fees forgone by such director, divided by 75% of the average closing price of a share of the Company’s common stock on the New York Stock Exchange for the last five trading days of fiscal 2007. The restricted shares will vest throughout the year at the same rate as the forgone retainer and fees would have been earned. The restricted shares may not be transferred by the director for three years after the grant date unless the director earlier ceases to serve on the board. The following directors elected to participate in the exchange to the extent indicated:

Retainer and Committee
Director	Chairman’s Fee Exchanged
James S. Beard	$30,000
James W. Bradford	$30,000
Matthew C. Diamond	$17,000
Marty G. Dickens	$34,000
Ben T. Harris	$30,000
Kathleen Mason	$30,000
William A. Williamson, Jr.	$30,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.
Date: October 26, 2006	By:	/s/ Roger G. Sisson
		Name:	Roger G. Sisson
		Title:	Vice President, Secretary and General Counsel

4